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                                                                   EXHIBIT 10.3A

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment (the "Amendment") is entered into and made effective as of the 1st day of August, 1998 and amends that certain Employment Agreement (the "Agreement") dated as of May 9, 1997 between fine.com International Corp., a Washington corporation f/k/a fine.com Corporation (the "Company"), and Daniel M. Fine (the "Employee").

     The parties hereby agree as follows:

     1. The first sentence of Section 4.1 of the Agreement is amended to read as follows:

     "For all services rendered by Employee under this Agreement, including directors' fees, if any, Employer will pay Employee a base salary of One Hundred Forty Thousand Dollars ($140,000) per year (the "Base Salary")."

     2. Except as amended above, the Agreement shall continue in full force and effect as though set forth in this Amendment.

     DATED as of the date first above written.

EMPLOYEE:                 fine.com International Corp.



/s/ Daniel M. Fine        By:  /s/ James P. Chamberlin
------------------             ------------------------
Daniel M. Fine                 James P. Chamberlin
                               Chief Financial Officer